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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data of Guidant Corporation" in the Registration Statement on Form S-4 and related Prospectus of Johnson & Johnson and to the incorporation by reference therein of our reports dated February 8, 2005, with respect to the consolidated financial statements of Guidant Corporation, Guidant Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Guidant Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule of Guidant Corporation included therein, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Indianapolis, Indiana
February 11, 2005